UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-9439	74-2157138
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c )  under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2012, International Bancshares Corporation issued a news release announcing fourth quarter and annual earnings for the year ended December 31, 2011.  The news release, attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 2.02 of this report, including the accompanying exhibits, is also intended to be included under “Item 7.01 — Regulation Fair Disclosure” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On January 19, 2012, Guillermo Trevino resigned from the Company’s Board of Directors for personal reasons.  Mr. Trevino’s resignation was not due to any disagreement with the Company or its management relating to the Company’s operations, policies or practices.

All of the information furnished in Item 8.01 of this report is also intended to be included under “Item 7.01-Regulation Fair Disclosure” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits:

99 — News Release of International Bancshares Corporation dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION

	By:	/s/ Dennis E. Nixon
DENNIS E. NIXON, President
and Chief Executive Officer

Date: February 27, 2012

EXHIBIT INDEX

99                           News Release of International Bancshares Corporation dated February 27, 2012.